Exhibit 99.1

Sow Good Inc. Announces Major Retail Wins, Additional Founder Funding in Furtherance of a Crypto Asset Strategy, and $5 Million Operational Streamlining

Dallas, TX –October 27, 2025 — Sow Good Inc. (NASDAQ: SOWG), a leading freeze-dried food and candy manufacturer, today provided a business update announcing a major retail customer win, additional funding in pursuit of a crypto asset strategy, and additional cost optimization measures that significantly reduce fixed overhead.

Major Retail Expansions and SKU Launches: 600-Store Caramel Crunch Launch

Sow Good announced a new private-label partnership with a 600-store national retail chain to launch its Caramel Crunch line, shipping in April 2026. Caramel Crunch—crafted using Sow Good’s proprietary long-cycle freeze-drying technology—delivers a rich, buttery caramel flavor with a uniquely light, crisp texture. Caramel Crunch is Sow Good’s first fully vertically integrated SKU made with zero artificial dyes or flavors. This cleaner ingredient treat allows Sow Good to penetrate a new retail category that has been previously inaccessible for many freeze-dried companies.

In addition, Sow Good will launch two new flavors with Albertsons Companies in the summer of 2026, featured in Sow Good-branded displays that will also showcase ten of the company’s top-performing SKUs.The upcoming launch of these products has already garnered exceptional retailer enthusiasm and represents Sow Good’s largest national rollouts to date, further solidifying Sow Good’s position as a category innovator.

$2 Million Founder-Led Working Capital Infusion

To support working capital needs in connection to a digital asset strategy, Sow Good has received commitments for a $2 million capital raise, with co-founders Claudia and Ira Goldfarb personally committing $1 million. The commitments are expected to close in early November.

Facility Consolidation, Operational Streamlining, and Payroll Optimization Yield Over $5 Million in Annualized Savings

Additionally, Sow Good negotiated amendments to its Mockingbird and Rock Quarry facility leases, streamlining operating footprint resulting in more than $5 million in annualized rent savings. These actions mark a major milestone in Sow Good’s strategic realignment, reducing fixed expenses while maintaining production capacity through enhanced efficiency and automation.

Complementing these real estate savings, Sow Good has implemented workforce efficiencies that reduce its monthly payroll by approximately $40,000 while retaining essential leadership, quality assurance, and operations personnel. These adjustments align with the company’s long-term focus on vertical integration, automation, and disciplined capital management

“We are taking bold and disciplined steps to position Sow Good for sustainable profitability coupled with a digital asset treasury strategy,” said Claudia Goldfarb, CEO of Sow Good Inc. “We are thrilled about our upcoming private label partnership and new summer SKU launches. These innovative steps, combined with the completion of our facility consolidation, lease savings, and payroll optimization, demonstrate our team’s relentless focus on operational excellence and growth. We’re entering 2026 leaner, stronger, bolder, and ready to accelerate.”

About Sow Good Inc.

Sow Good Inc. (NASDAQ: SOWG) is a U.S.-based leader in freeze-dried snacks and candies, driven by a commitment to quality, innovation, and excellence. The company’s proprietary freeze-drying technology and vertically integrated manufacturing platform power some of the most exciting products in the better-for-you and indulgent snack categories—all proudly made in Texas.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements contained in this press release include, but are not limited to statements about: (a) our ability to compete successfully in the highly competitive industry in which we operate; (b) our ability to maintain and enhance our brand; (c) our ability to successfully implement our growth strategies related to launching new products and enter new markets; (d) the effectiveness and efficiency of our marketing programs; (e) our ability to manage current operations and to manage future growth effectively; (f) our future operating performance; (g) our ability to attract new customers or retain existing customers; (h) our ability to protect and maintain our intellectual property; (i) the government regulations to which we are subject; (j) our ability to maintain adequate liquidity to meet our financial obligations; (k) failure to obtain sufficient sales and distributions for our freeze dried product offerings; (l) the potential for supply chain disruption and delay; (m) the potential for transportation, labor, and raw material cost increases; (n) our expectations with our new retail win; (o) our ability to complete the additional funding in pursuit of a digital asset strategy; (p) our expectations regarding a digital asset strategy; (q) our ability to realize the cost savings from our facility consolidations and operational efficiency measures; and (r ) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024 and our most recent Quarterly Report on Form 10-Q. All information provided in this release is as of the date hereof and we undertake no duty to update this information except as required by law.